Exhibit 10.5

FORM OF US ONCOLOGY HOLDINGS, INC.
UNIT AWARD AGREEMENT
UNDER THE 2004 LONG-TERM CASH INCENTIVE PLAN

This Unit Award Agreement (this “Agreement”) is made as of August 20, 2004 (the “Effective Date”), between US Oncology Holdings, Inc., a Delaware corporation (the “Company”), and [            ] (the “Participant”).

WHEREAS, the Company has adopted the 2004 Long-Term Cash Incentive Plan (the “Plan”), all of the terms and provisions of which are incorporated herein by reference and made a part hereof;

WHEREAS, the Company or a Subsidiary thereof has employed the Participant to provide valuable services to the Company or such Subsidiary;

WHEREAS, in order to provide an incentive to the Participant in respect of his employment with the Company or such Subsidiary, the Committee has approved and authorized the award of Units to the Participant, subject to the terms of the Plan and this Agreement; and

                WHEREAS, all capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Participant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree to the terms and conditions set forth herein.

1.             Award of Units.  The Company hereby awards to the Participant, effective as of the date hereof, [            ] Units.

2.             Transferability.  Units are not transferable and may not be sold, assigned, transferred, pledged, or otherwise disposed of under any circumstances, except as designated by the Participant by will or by the laws of descent and distribution.  The Units shall not be subject to execution, attachment or similar process.  Upon any attempt to sell, assign, transfer, pledge, or otherwise dispose of Units or any rights under this Agreement contrary to the provisions of the Plan or this Agreement, or upon the levy of any attachment or similar process upon the Units or such rights, the Units and such rights shall immediately become null and void.

3.             Forfeiture of Units.  As provided in the Plan, the Units awarded pursuant to this Agreement shall immediately be forfeited to the Company and cease to be outstanding upon the termination of the Participant’s employment with the Company or its Subsidiaries for any reason other than death or Disability.  Upon the termination of the Participant’s employment due to the Participant’s death or Disability, 50% of the Units awarded pursuant to this Agreement shall immediately be forfeited to the Company and cease to be outstanding, and the remaining 50% of the Units awarded pursuant to this Agreement shall be vested and the Participant shall remain entitled to the benefits of this Agreement in respect of such vested Units.

4.             Plan Governing.   The Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if set out verbatim in this Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

5.             Miscellaneous.  This Agreement may be amended only by written agreement of the Participant and the Company and may be amended without the consent of any other person.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, heirs, descendants, distributees and permitted assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

US ONCOLOGY HOLDINGS, INC.

By:
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PARTICIPANT:

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SIGNATURE PAGE TO UNIT AWARD AGREEMENT